UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2020 (February 21, 2020)

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

974 Centre Road, Building 735

Wilmington, Delaware 19805

(Address of principal executive offices) (Zip Code)

(302) 485-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On February 21, 2020, the Board of Directors (the “Board”) of Corteva, Inc. (the “Company”) increased the size of its Board from 12 to 13 directors by appointing Nayaki Nayyar, President of Digital Service and Operations Management at BMC Software, an independent director of the Board with immediate effect. Ms. Nayyar will stand for re-election at Company’s 2020 Annual Meeting of Stockholders and will serve on the audit committee and nomination and governance committee.

There is no arrangement or understanding between Ms. Nayyar and any other persons pursuant to which she was selected as a director of the Company. Additionally, there are no transactions in which Ms. Nayyar has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a news release on February 24, 2020, announcing the appointment of Ms. Nayyar. A copy of this news release is furnished as Exhibit 99.1. The Company is furnishing the information under this item, including Exhibit 99.1, pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01	Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 24, 2020

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORTEVA, INC.
(Registrant)

By:	/s/ Cornel B. Fuerer
Cornel B. Fuerer
Senior Vice President, General Counsel

February 24, 2020